AGREEMENT (the "Agreement"), executed on July __, 1997, effective as of the closing date of the merger between RoTech Medical Corporation, a Florida corporation, (the "Company") and Integrated Health Service, Inc. ("IHS") (the "Effective Date") among William P. Kennedy ("Kennedy"), the Company and IHS.

         WHEREAS,  the  Company   simultaneously  with  the  execution  of  this
Agreement has entered into a merger agreement with IHS whereby the Company will become a wholly owned subsidiary of IHS (the "Merger Agreement");

         WHEREAS, Kennedy is Chairman of the Board of Directors of the Company (the "Board"), a member of the Board, Chief Executive Officer, an employee and a stockholder of the Company;

         WHEREAS, Kennedy, the Company and IHS mutually desire to terminate Kennedy's employment with the Company on the Effective Date and to enter into certain other arrangements between Kennedy and the Company.

         NOW, THEREFORE, in consideration of the mutual agreements of the parties hereto contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in reliance upon the representations of the other parties hereto contained herein, each of the parties hereto agrees as follows:

         1.  CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.

         (a) In the event it shall be determined that any payment, investment or distribution by the Company to or for the benefit of Kennedy or any entity controlled by Kennedy

(whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, the Consulting Agreement, any other agreement executed in connection with the Merger Agreement, or otherwise, but determined without regard to any additional payments required under this Section 1) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any corresponding provisions of state or local tax laws, or any interest or penalties are incurred by Kennedy with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Kennedy shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Kennedy of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Kennedy retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

         (b) Subject to the provisions of Section 1(c), all determinations required to be made under this Section 1, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Ernst & Young LLP or such other certified public accounting firm as may be designated by Kennedy (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and Kennedy within 15 business days of the receipt of notice from Kennedy that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the merger of the Company at IHS, Kennedy shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All reasonable fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 1, shall be paid by the Company to Kennedy within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and Kennedy. As a result of the uncertainty in the application of
Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 1(c) and Kennedy thereafter is required to make a payment of any Excise Tax, the Accounting firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Kennedy.

         (c) Kennedy shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after Kennedy is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Kennedy shall not pay such claim prior to the expiration of the 30-day period following the date on which Kennedy gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Kennedy in writing prior to the expiration of such period that it desires to contest such claim, Kennedy shall:

                   (i) give the Company any information reasonably requested by the Company relating to such claim,

                  (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company.

                   (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

                   (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Kennedy harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 1(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Kennedy to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Kennedy agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Kennedy to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Kennedy, on an interest-free basis and shall indemnify and hold Kennedy harmless, in an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Kennedy with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Kennedy shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

         (d) If, after the receipt by Kennedy of an amount advanced by the Company pursuant to Section 1(c), Kennedy becomes entitled to receive any refund with respect to such claim, Kennedy shall (subject to the Company's complying with the requirements of Section 1(c) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Kennedy of an amount advanced by the Company pursuant to Section 1(c), a determination is made that Kennedy shall not be entitled to any refund with respect to such claim and the Company does not notify Kennedy in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         2. CONFIDENTIALITY. (a) Except as otherwise required by law, each of the parties hereto shall keep the terms of this Agreement confidential.

         3. FULL SETTLEMENT; LEGAL FEES. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Kennedy or others. In no event shall Kennedy be obligated to seek other employment or take any other action by way of mitigation of the amounts playable to Kennedy under any of the provisions of this Agreement and such amounts shall not be reduced whether or not Kennedy obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which Kennedy may reasonably incur as a result of any contest (regardless of the outcome thereof) of the validity or enforceability of, or liability or entitlement under any provision of this Agreement or any guarantee of performance thereof, unless such contest is against IHS, the Company or any of their respective subsidiaries or affiliates, in which case, each party shall pay their respective costs incurred in connection with such contest, provided, however, that to the extent any arbitrator or court shall determine that Kennedy has prevailed as to the material issues raised in determination of the dispute, the Company shall as soon as practicable, but in no event later than 30 days from the date of determination of such arbitrator or court, reimburse Kennedy for his costs incurred in connection with such contest.

         4. CERTAIN EFFECTS. The invalidity or unenforceability of any paragraph, term or provision of this Agreement shall in no way affect the validity or enforceability of the remaining paragraphs, terms and provisions of this Agreement. In the event of any such invalidity or unenforceability, it is the parties' hereto intention and agreement that any such paragraph, term or provision which is held or determined to be invalid or unenforceable, as written, shall nonetheless be in force and binding to the fullest extent permitted by law as though such paragraph, term or provision had been written in such a manner and to such an extent as to be enforceable under the circumstances.

         5. EXPENSES. The Company shall pay all legal expenses incurred by Kennedy with respect to this Agreement up to a maximum amount of $2,500.

         6. NOTICES. All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when
(a) delivered by hand, (b) sent by telecopier or mailed, certified or registered, return receipt requested, or (c) when received by addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses or telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to himself or itself or by notice to the other parties):

                            If to Kennedy:

                            William P. Kennedy
                            220 Prismen Terrace
                            Winter Park, Florida 32789

                            If to any other party hereto:

                            Integrated Health Services, Inc.
                            10065 Red Run Boulevard
                            Owings Mills, Maryland 21117

                            Attention: Taylor Pickett
                                       Executive Vice President

                                       Marshall Elkins
                                       General Counsel


                            with a copy to:

                                       Blass & Driggs
                                       461 5th Avenue
                                       New York, N.Y. 10017

                                       Attention: Michael F. Blass



         7. ENTIRE AGREEMENT. This Agreement is intended to express the complete agreement and understanding among the parties hereto on the matters set forth herein and to supersede any and all other agreements and understandings, whether oral or written, between or among the parties hereto on the matters set forth herein.

         8. BINDING EFFECT. The rights and obligations of the parties under this Agreement shall inure to the benefit of and shall be binding upon their respective heirs, successors and legal representatives.

         9. AMENDMENTS. This Agreement shall be amended or modified only by a written instrument signed by the parties hereto. Nothing in this Agreement, expressed or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement.

         10. SUCCESSORS.

         (a) This Agreement is personal to Kennedy and without the prior written consent of the Company shall not be assignable by Kennedy otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Kennedy's legal representatives.

         (b) This Agreement shall inure to the benefit of and be binding upon the Company and IHS and its successors and assigns.

         (c) The Company and IHS will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company and IHS to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company and IHS would be required to perform it if no such succession had taken place.

         11. GOVERNING LAW. This Agreement shall be construed under the laws of the State of Florida applicable to agreements made and to be performed fully therein, without regard to its conflicts of laws rules.

         12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

         13.   TERMINATION  OF  THE  MERGER  AGREEMENT.   This  Agreement  shall
automatically terminate if and when the Merger Agreement is terminated.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                                --------------------------------
                                                William P. Kennedy

WITNESS:



------------------------
Name:

                                                RoTech Medical Corporation


                                                By:
                                                       -------------------------
                                                Title:


WITNESS:



------------------------
Name:

                                                Integrated Health Services, Inc.




                                                By:
                                                       -------------------------
                                                Title:


WITNESS:


--------------------------